                                                                    EXHIBIT 12


                              SUNTRUST BANKS, INC.
                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

                                                             Three Months Ended March 31
                                                          --------------------------------
                                                               2000                 1999
                                                          ---------------------------------
RATIO 1 - INCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and extraordinary gain          $  492,838          $  431,852
  Fixed charges                                                 835,017             679,030
                                                             ----------          ----------
    Total                                                    $1,327,855          $1,110,882
                                                             ==========          ==========

Fixed charges:
  Interest on deposits                                       $  554,962          $  394,139
  Interest on funds purchased                                   142,833             169,297
  Interest on other short-term borrowings                        18,946              20,288
  Interest on long-term debt                                    111,495              88,428
  Portion of rents representative of the
    interest factor (1/3) of rental expense                       6,781               6,878
                                                             ----------          ----------
      Total                                                  $  835,017          $  679,030
                                                             ==========          ==========


Earnings to fixed charges                                          1.59 x              1.64 x

RATIO 2 - EXCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and extraordinary gain          $  492,838          $  431,852
  Fixed charges                                                 280,055             284,891
                                                             ----------          ----------
    Total                                                    $  772,893          $  716,743
                                                             ==========          ==========


Fixed charges:
  Interest on funds purchased                                $  142,833          $  169,297
  Interest on other short-term borrowings                        18,946              20,288
  Interest on long-term debt                                    111,495              88,428
  Portion of rents representative of the
    interest factor (1/3) of rental expense                       6,781               6,878
                                                             ----------          ----------
      Total                                                  $  280,055          $  284,891
                                                             ==========          ==========

Earnings to fixed charges                                          2.76 x              2.52 x


                                                                                 Year Ended December 31
                                                     -------------------------------------------------------------------------------
                                                        1999            1998             1997              1996            1995
                                                     -------------------------------------------------------------------------------
RATIO 1 - INCLUDING DEPOSIT INTEREST

 Earnings:
  Income before income taxes and extraordinary gain  $1,695,657       $1,498,306       $1,499,599       $1,265,942      $1,211,458
  Fixed charges                                       2,841,964        2,773,877        2,479,633        2,185,047       2,051,441
                                                     ----------       ----------       ----------       ----------      ----------
    Total                                            $4,537,621       $4,272,183       $3,979,232       $3,450,989      $3,262,899
                                                     ==========       ==========       ==========       ==========      ==========

Fixed charges:
  Interest on deposits                               $1,626,132       $1,644,229       $1,627,417       $1,585,707      $1,481,548
  Interest on funds purchased                           749,561          634,086          461,724          356,879         336,360
  Interest on other short-term borrowings                79,521          127,800          133,814           81,683          91,271
  Interest on long-term debt                            359,538          340,664          230,509          134,530         118,152
  Portion of rents representative of the
    interest factor (1/3) of rental expense              27,212           27,098           26,169           26,248          24,110
                                                     ----------       ----------       ----------       ----------      ----------
      Total                                          $2,841,964       $2,773,877       $2,479,633       $2,185,047      $2,051,441
                                                     ==========       ==========       ==========       ==========      ==========

Earnings to fixed charges                                  1.60 x           1.54 x           1.60 x           1.58 x          1.59 x

RATIO 2 - EXCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and extraordinary gain  $1,695,657       $1,498,306       $1,499,599       $1,265,942      $1,211,458
  Fixed charges                                       1,215,832        1,129,648          852,216          599,340         569,893
                                                     ----------       ----------       ----------       ----------      ----------
    Total                                            $2,911,489       $2,627,954       $2,351,815       $1,865,282      $1,781,351
                                                     ==========       ==========       ==========       ==========      ==========
Fixed charges:
  Interest on funds purchased                        $  749,561       $  634,086       $  461,724       $  356,879      $  336,360
  Interest on other short-term borrowings                79,521          127,800          133,814           81,683          91,271
  Interest on long-term debt                            359,538          340,664          230,509          134,530         118,152
  Portion of rents representative of the
    interest factor (1/3) of rental expense              27,212           27,098           26,169           26,248          24,110
                                                     ----------       ----------       ----------       ----------      ----------
      Total                                          $1,215,832       $1,129,648       $  852,216       $  599,340      $  569,893
                                                     ==========       ==========       ==========       ==========      ==========

Earnings to fixed charges                                  2.39 x           2.33 x           2.76 x           3.11 x          3.13 x
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